Exhibit 10.1

                              REVISED AND RESTATED
                             PARTICIPATION AGREEMENT
                                     BETWEEN

                           THE SAYER GROUP CONSORTIUM

                                       AND

                               AVENUE ENERGY INC.

                                   RELATING TO

                             KAHTA PRODUCTION LEASE

                                       AND

                          VARIOUS EXPLORATION LICENSES

                            IN THE REPUBLIC OF TURKEY

                              DATED 22 OCTOBER 2004







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                                TABLE OF CONTENTS

                                                                       Page

1.       Definitions and interpretation...................................1

2.       Closing..........................................................5

3.       Relinquishment of Kahta Interest.................................7

4.       New Licenses and Applications....................................7

5.       Administration Fee...............................................7

6.       Consents and approvals...........................................7

7.       Mutual representations and warranties............................8

8.       Indemnities and liabilities.....................................11

9.       Term and termination............................................11

10.      Assignment and encumbrances.....................................12

11.      Confidentiality.................................................12

12.      Taxes...........................................................14

13.      Default.........................................................14

14.      Notices.........................................................14

15.      General.........................................................16

Schedule 'A' - Retained Participation Interests and administration costs Exhibit 'B' - Operating Agreement Agreed Form - Intentionally Omitted Schedule 'C'- Relinquished Participation Interests
Schedule 'D' - Settlement Spreadsheet

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THIS REVISED AND RESTATED AGREEMENT is made as of this 22 day of October 2004 is
BETWEEN:

(1) ALADDIN MIDDLE EAST LTD ('AME'), a corporation organized and existing under the laws of the State of Delaware in the U.S.A., having offices in the city of Ankara and in the city of Wichita, Kansas, which is the designated Operator of all Sayer Group Consortium Exploration Licenses and Production Leases in Turkey, ERSAN PETROL SANAYII A.S. ('ERSAN'), a corporation existing under the laws of the Republic of Turkey, having its head office in the city of Ankara, TRANSMEDITERRANEAN OIL COMPANY LTD. ('TMO'), a corporation existing under the laws of the British Columbia, Canada, having head office in the city of Vancouver, Canada, GUNEY YILDIZI PETROL URETIM SONDAJ MUTEAHHITLIK VE TICARET A.S. ('GYP'), a corporation existing under the laws of the Republic of Turkey, having head office in the city of Adiyaman (hereinafter collectively referred to as the SAYER GROUP CONSORTIUM ('SGC')); and

(2) AVENUE ENERGY INC., a corporation organized and existing under the laws of the State of Delaware in the U.S.A., having offices at 17547 Ventura Blvd., Suite 305, Encino, CA 91316, USA and in Australia at 34-36 Punt Road, Windsor, Melbourne, Australia, (hereinafter referred to as 'AVENUE'); and

RECITALS:

(A) On the 22nd day of January 2004 the SGC, Avenue and Middle East Petroleum Services Limited (hereinafter referred to as `MEPS') entered into a certain Participation Agreement relating to certain Exploration Licenses in the Republic of Turkey and various rights and responsibilities related thereto.

(B) In order to clarify certain aspects of the relationship between the Parties, and to resolve all matters concerning prior liabilities and charges, SGC and Avenue have amended certain terms and conditions of the Participation Agreement, as provided below.

(C) Insofar as the amended terms and conditions contained herein do not affect and rights of or responsibilities to MEPS, SGC and Avenue agree it is not necessary to obtain MEPS consent to this Revised and Restated agreement.

NOW, THEREFORE, for and in consideration of the terms, conditions and covenants herein set forth, the Parties agree as follows:

1.       DEFINITIONS AND INTERPRETATION

1.1      DEFINITIONS

         In this Agreement:

         AFFILIATE means, with respect to any Person, any other Person that (a) owns or controls the first Person, (b) is owned or controlled by the first Person, or (c) is under common ownership or control with the first Person, where 'own' means a direct or indirect ownership of more than 50% of the equity interests or rights to distributions on account of equity of the Person and 'control' means the direct or indirect power to direct the management or policies of the Person, whether through the ownership of voting securities, by contract, or otherwise.

         COMMUNICATION has the meaning specified in clause 14.1.

         ENCUMBRANCE means a lien, claim, encumbrance, security interest, option, charge or restriction of any kind, but excludes the ERSAN Royalty Interest and the MEPS Royalty Interest.

         ERSAN ROYALTY INTEREST means the right of ERSAN to a 2.5% overriding royalty interest in petroleum produced from the Exploration Licenses, other than the Gercus Licenses.




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         EXPLORATION LICENSE means a License issued under the Petroleum Law and conferring on the holder the rights set out in Article 50 of the Petroleum Law.

         GERCUS ROYALTY INTEREST means the royalty arrangement with Hannes O. Schumann in the amount of a 3% overriding royalty in respect of the Gercus Licenses.

         GDPA means the General Director of Petroleum Affairs of the Republic of Turkey, or the holder from time to time of any successor or additional governmental office the consent of whom is required under the Petroleum Law (or any regulations or other subordinate legislation issued pursuant to or under authority of the Petroleum Law) in relation to the registration of a Petroleum Rights Holder and the transfer of an interest in an Exploration License or a Production Lease.

         JOINT OPERATING AGREEMENT means an agreement between the Participants in respect of any one or more Participating Interests relating to the conduct of the Joint Operations in relation to and the ownership of those Participating Interests.

         JOINT OPERATING EXPENSES means all of the expenses incurred by the Operator and/or the Participants (or any of them) in connection with the Joint Operations, including but not limited to geological, geophysical, engineering and other studies, Exploration License fees and rentals, seismic, landsat or other studies, drilling, workover and development, pipelines tank farms and any other capital costs, to the extent those expenses are properly borne by or chargeable to the Participants in the relevant Joint Operations (or any of them) under the terms of this Agreement or the applicable Joint Operating Agreement.

         JOINT OPERATIONS means, in relation to any Participating Interest, all operations conducted by, for or on behalf of the Participants in that Participating Interest and in accordance with this Agreement and (when in effect) the Joint Operating Agreement, or any development program and budget plan thereunder.

         MEPS ROYALTY INTEREST means the 5% overriding royalty interest granted to MEPS pursuant to clause 2 hereof.

         NOMINATED AFFILIATE means, in relation to a Party, any Affiliate of that Party designated by notice from that Party to the other Parties.

         OPERATOR means the operator of the Joint Operations on behalf of the Participants (subject to the provisions of the applicable Joint Operating Agreements, the Operator shall be AME).

         PARTICIPANTS means, in relation to a particular Participating Interest the Persons who from time to time are registered with the GDPA as the holders of that Participating Interest; and

         PARTICIPATING INTEREST means an undivided interest (expressed as a percentage) held by a Party in an Exploration License covered by this Agreement

         PARTY or PARTIES means any party to this Agreement or all of them, as the context requires, and includes their respective successors and permitted assigns.

         PERSON includes any individual, corporation, company, partnership (general or limited), business trust, or other governmental or non-governmental entity or association.

         PETROLEUM LAW means Petroleum Law No.6326 of the Republic of Turkey, as amended from time to time (including but not limited to Laws No. 6558, 6987, 1702, 2217 and 2208), Petroleum Regulations promulgated thereafter under Government Decree 89/14111 published with the Official Gazette on July 17th 1989 issue no: 20224 as amended from time to time and the Petroleum Marketing Law No. 5015, enacted on December 4, 2003 and published in the Official Gazette, No. 25322, on December 20, 2003.

         PETROLEUM RIGHT HOLDER means a Person registered under and in accordance with the Petroleum Law as a petroleum right holder.



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         PRODUCTION LEASE means a lease issued under the Petroleum Law and conferring on the holder the rights set out in Article 60 of the Petroleum Law.

         RELINQUISHED PARTICIPATING INTEREST means the Participating Interest of Avenue in the Exploration Licenses described in Schedule "C" to be relinquished and assigned to AME under the terms of this Agreement.

         RETAINED PARTICIPATING INTEREST means the Participating Interest of Avenue in the Exploration Licenses described in Schedule "A" attached hereto. SGC PARTICIPANTS means, in relation to an Participating Interest, each of the Participants in that Participating Interest which is a member of SGC.

         UNITED STATES and US means the United States of America.

         VAT means value added tax applicable to the provision of goods and services according to the Value Added Tax Law No. 3065 published in the Turkish Official Gazette No. 18563 dated 2 November 1984 and the Counsel of Ministers' Decrees issued under the same Law.

1.2      INTERPRETATION

         In this Agreement, unless otherwise specified:

         (a) references to clauses or Schedules are to clauses of or Schedules to this Agreement;

         (b) headings are inserted for convenience only and shall not affect the construction of this Agreement;

         (c) references to any gender include all others if applicable in the context;

         (d)      all uses of include or including mean without limitation;

         (e) references to a contract, agreement, or other document mean that contract, agreement, or document as amended, modified, or supplemented, if applicable, from time to time;

         (f) a reference to any statute or statutory provision shall be construed as a reference to the same as it may have been, from time to time, amended, modified or re-enacted;

         (g) references to times of the day or a day are to the time or (as the case may be) day in the State of California, USA;

         (h) where an obligation is expressed to be assumed by more than one Party, those Parties shall be liable jointly and severally in respect of that obligation;

         (i) references to Avenue taking or having taken any action, or making or having made any payment, in relation to or to its interest in an SGC Interest shall, where Avenue has notified a Nominated Affiliate in relation to that Participating Interest, be taken to refer to that Nominated Affiliate; and

         (j) references to an Exploration License include any Production Lease granted to or at the request of the holders of that Exploration License pursuant to the terms of that Exploration License or the Petroleum Law (as



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                  applicable to that Exploration License or the holders
                  thereof).


2.       CLOSING

2.1      DATE AND TIME FOR CLOSING

         Closing under clause 2.2 shall occur immediately following the execution and delivery of this Agreement by all of the Parties, or on such other date or at such other time as the Parties may agree.

2.2      OBLIGATIONS AT CLOSING

         At Closing the Parties shall perform the following actions:


         1. Avenue shall deliver to AME duly executed Assignment and Assumption Agreements, prepared by AME, whereby the specific Relinquished Participating Interests in and to the Exploration Licenses set forth on Schedule "C" attached hereto are assigned by Avenue to AME;

         2. the Joint Operating Agreements for the Exploration Licenses set forth in Schedule "A" describing the Retained Participating Interests shall be executed by the relevant Parties, expressly including Avenues Turkish attorney, in a form agreed to by the parties;

         3. the Karakilise Joint Operating Agreement shall be amended to reduce Avenues interest to 15% effective back to the date Avenue first acquired an interest in the Karakilise Exploration License.

         4. AME shall assume liability for all past and future expenditures related to 85% of the Participating Interest in the Karakilise License and assume complete responsibility for all expenditures for past workover operations on the Karakilise-1 Well.

2.3      SETTLEMENT OF OUTSTANDING LIABILITIES

         The accounting reflected in the spreadsheet attached hereto as Schedule "D" relating to AME's assumption of certain liabilities and revenues and the application of funds previously advanced by Avenue against Avenue's outstanding liabilities to SGC is complete and acceptable and the terms and conditions of this agreement are fair and equitable and constitute full and adequate consideration for all outstanding issues between SGC and Avenue which exist at the time of the execution of this agreement, which are hereby settled with prejudice. Other than the account reconciliation for the Karakilise-1 Well for the month of September 2004, Schedule D resolves all outstanding liabilities of Avenue pursuant to the agreements between the Parties.

2.4      MEPS ROYALTY INTEREST

         Nothing in this Restated and Revised Participation Agreement shall affect the rights and nature of the MEPS Royalty, other than Avenue shall no longer be responsible to MEPS for MEPS Royalty attributable to any interest, Avenue is assigning and relinquishing to AME hereunder.

2.5      TRUST

         Pending registration of the Relinquished Participating Interests from Avenue to AME in Avenue shall:

         (a) recognize the right, title and interest in and to the Relinquished Participating Interest as if held in trust for AME and deal with AME as the owner and holder thereof;



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         (b)      not assign, encumber or otherwise adversely affect title to such Relinquished Participating Interest;

         (c) receive and hold all proceeds, benefits and advantages it may receive accruing to or in respect of such Relinquished Participating Interest for the benefit of AME, without entitlement at any time to commingle any of the same with its own or any other assets;

         (d) in accordance with the relevant Joint Operating Agreement, deliver to AME in a timely manner all revenues, production allocations, and proceeds received by it pertaining to such interest;

         (e) allow AME to participate as a member of the Operating Committee in accordance with the relevant Joint Operating Agreement as if it were the holder of the Relinquished Participating Interest;

         (f) not commit or agree to make or incur any undertaking, expenditures or arrangement affecting the Relinquished Participating Interest, in any way except as expressly provided for in this Agreement; and

         (g) procure that it will take all actions necessary to assist in the transfer to AME of full legal and beneficial title in the Relinquished Participating Interest, free and clear from Encumbrances.


2.6      JOINT OPERATING COMMITTEE MEETING

         A Joint Operating Committee meeting will be held on November 11, 2004 by conference call. Fourteen (14) days prior to the Joint Operating Committee meeting, AME will present to Avenue revised AFE's for the Licenses specified in Schedule A as well as a proposed program and budget for each prospect. A decision on the proposed program and budget for each prospect shall be reached at this meeting.

3.       RELINQUISHMENT OF KAHTA INTEREST

         Avenue hereby relinquishes any and all claims to Production Lease IR/EPS/658 in Petroleum District XII - Gaziantep (the 'Kahta Lease'), covering an area of 7,060 hectares acquired under the Participation Agreement.

4.       NEW LICENSES AND APPLICATIONS

         The Parties agree that no agreement exists between them regarding any Licenses not set forth in Exhibits "A" and "C" expressly including and new License or Lease Applications.

5.       ADMINISTRATION FEE

5.1      MONTHLY FEE

         Following the date of this Agreement, Avenue shall pay to AME a monthly administration fee which shall cover the ongoing Exploration License and Production Lease rentals and the filings required to keep in good standing the Exploration Licenses and Production Leases in which Avenue has a Retained Participation Interest, as set out on Schedule "A" hereto.

5.2      ADJUSTMENTS TO ACREAGE

         For each acre by which, following the date of this Agreement, the acreage under which Avenue has a Retained Participating Interest increases or decreases, the amount of the monthly administration fee payable under clause 5.1 shall be increased (in the case of an increase in acreage) or decreased (in the case of a decrease in acreage) by an amount equal to the product of (i) US$0.10 and (ii) the Retained



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         Participating Interest of Avenue or its Nominated Affiliate in the
         relevant Exploration Licenses divided by twelve (12). Any increase or decrease in the monthly administration fee shall become effective the month following such increase or decrease.

6.       CONSENTS AND APPROVALS

6.1      GOVERNMENTAL APPROVALS

         (a) The Parties acknowledge that the Assignment and Assumption Agreements from Avenue to AME may not be given full effect until the GDPA has registered the relevant assignments.

         (b) AME and Avenue shall take all necessary and appropriate measures to obtain the consent and approval of the GDPA to such transfers and assignments between them contemplated by this Agreement.


6.2      NOMINATED AFFILIATES OF AVENUE

         If Avenue nominates a Nominated Affiliate to acquire an interest in any Exploration Licenses or Production Leases in which it has a Retained Participation Interest, it shall use its best endeavours to provide AME with all relevant documentation required to register its Nominated Affiliate as a Petroleum Right Holder and AME will use its best endeavors to register Avenue's Nominated Affiliate as a Petroleum Right Holder as soon as possible.

6.3      APPROVAL AND WAIVERS OF RIGHTS BY SGC

         Each member of SGC hereby irrevocably and unconditionally consents to and approves for all purposes the grant, exercise and closing of the acquisition by AME of Avenues Relinquished Participating Interests and waives any and all rights, interests, options or other claims or any kind and howsoever arising that would conflict with or impede or otherwise fetter any such grant, exercise or closing or the consummation of the transactions contemplated in this Agreement.


7.       MUTUAL REPRESENTATIONS AND WARRANTIES

         Each Party represent and warrants severally to each other Party that:

         (a) It is a duly organised, validly existing entity of the type described in the introduction to this Agreement and is in good standing under the laws of the jurisdiction of its formation. It has all requisite power and authority to enter into and to perform its obligations under this Agreement.

         (b) Its execution, delivery and performance of this Agreement have been authorised by all necessary corporate action on its part and that of its equity owners (if required) and do not and will not (i) violate any law, rule, regulation, order or decree applicable to it or (ii) violate its organisational documents.

         (c) This Agreement is a legal and binding obligation of that Party, enforceable against that Party in accordance with its terms, except to the extent enforceability is modified by bankruptcy, reorganisation and other similar laws affecting the rights of creditors generally and by general principles of equity.

         (d) There is no litigation pending or, to the best of its knowledge, threatened to which that Party or any of its Affiliates is a party that could reasonably be expected to have a material adverse effect on the financial condition, prospects, or business of that Party or Affiliate or its ability to perform its obligations under this Agreement.



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         (e)      It has not transferred or assigned to any Person, or granted or permitted or suffered to subsist any Encumbrance of any kind and in any manner any of the rights held by it under the relevant Participating Interests, or agreed to do so, and the relevant Participating Interests are free and clear of all Encumbrances.

         (f) The recitals to this Agreement, insofar as they relate to that Party, are true and accurate.

         (g) Neither it nor any of its Affiliates nor any of their officers, directors, employees, agents, shareholders or representatives (including a consultant) has made, or caused to be made, in connection with the Participating Interests, the Joint Operations, this Agreement or the transactions contemplated by this Agreement, payments, loans or gifts or promises or offer of payments, loans or gifts of any money or anything of value, directly or indirectly:


                  (i) to or for the use or benefit of any official or employee of any government or agency or instrumentality thereof (including without limitation any enterprise owned or controlled by such government), or any Person acting in an official capacity for or on behalf of any government, department, agency or instrumentality;

                  (ii) to or for the use or benefit of any political party or official or candidate thereof, or any official or employee of a public international organization, or any person acting in an official capacity for or on behalf of any political party or public international organization;

                  (iii)    in violation of any applicable law; or

                  (iv) to any other Person either as an advance or as a reimbursement if it knows that any part of such payment, loan or gift will be directly or indirectly given or paid by such other Person to an official, party, party official or candidate referred to in sub-paragraph (i) or (ii) above, or will reimburse such other Person for payments, gifts, or loans previously made, to any such official, party, party official or candidate.

         (h) It and, by way of dividends or return of capital, its shareholders and ultimate beneficial owners constitute all of the Persons or entities who are to receive, directly or indirectly, any part of the benefits which may be received by it hereunder or under the Participating Interest or the Joint Operations, and neither it nor any of its Affiliates nor any director, officer, employee or attorney-in-fact of it or any of its Affiliates, nor any shareholder or ultimate beneficial owner of more than 5% of the issued and outstanding shares of any class of it or any of its Affiliates, is:


                  (i) an official or employee of any government, or any department, agency or instrumentality of any government;

                  (ii)     a political party or official thereof;

                  (iii)    a candidate for political office therein;

                  (iv) an official or employee of a public international organization; or

                  (v) a Person acting in an official capacity for or on behalf of any government, or any department, agency or instrumentality thereof, any political party, or any public international organization.




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         (i)      it shall answer and shall cause each of its officers,
                  directors, employees and attorneys-in-fact, and its Affiliates and their respective officers, directors, employees and attorneys-in-fact, to answer, and shall exert reasonable commercial efforts to cause its and their consultants to answer, in reasonable detail, any questionnaire or other written or oral communications, or any request for information from the other Party or its outside auditors, relating to the representations, warranties, covenants and undertakings set forth above; and to provide, on or before the 30th day after notice from another Party so requesting, certification to the effect that it has not, and its Affiliates and their personnel have not, made or sought any payments, directly or indirectly, in violation of paragraph (g) or (h) above.

         (j) To the best of its knowledge the receipt by it of the consideration which may be obtained hereunder or of any funds or interests under the Participating Interests does not violate the laws, decrees and regulations of the republic of Turkey.

         (k) No other Person or entity claiming by, through or under it or any of its Affiliates, and no director, officer, employee or attorney-in-fact of or consultant to any of the preceding is or shall be entitled to any fee or compensation by reason of the execution or implementation of this Agreement.

         (l) No Party will, or permit or suffer to be done, any act or thing which is inconsistent with this Agreement or the transactions contemplated herein, or would give rise to a breach of the representations and warranties given in this Agreement.

         (m) Each Party has disclosed to the other Parties all material correspondence between it, on the one hand, and the Government of the Republic of Turkey or any department, agency or authority thereof (including any local or regional government or governmental agency or authority), on the other hand, relating to the Participating Interests;


8.       INDEMNITIES AND LIABILITIES

8.1      RECIPROCAL INDEMNITIES FOR BREACH

         Each Party agrees that it shall indemnify and hold harmless the other Parties from and against any and all losses, costs, demands and damages sustained by a Party as a result of any breach by the former of any of its representations or warranties in this Agreement specifically including those set forth in clause 7.

8.2      INDEMNITY AGAINST PRE-EXISTING LIABILITIES

         (a) Avenue shall indemnify and hold harmless AME from and against any and all claims, demands, losses, damages, expenses, costs, obligations, duties, commitments, liabilities, judgments, orders, decrees, actions and proceedings (including the payment of reasonable attorneys' fees) arising out of or connected with the Relinquished Participating Interests or activities relating thereto which arose or occurred as a results of any actions or failure to act on the part of Avenue.

         (b) It is the intention of the Parties that all prior claims between them are settled and resolved as a result of the undertakings of the Parties under this agreement.

8.3      LIMITATION OF LIABILITY

         No Party shall be liable for any consequential, incidental, indirect, special, exemplary or punitive damages in any action arising out of this Agreement.



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9.       TERM AND TERMINATION

9.1      TERM

         This Agreement takes effect from the date of execution hereof by all of the Parties and shall remain in effect until terminated pursuant to or as referred to in clause 9.2.

9.2      TERMINATION

         This Agreement may be terminated by any Party upon the giving of a Communication to any other Party which has failed to cure any material breach of this Agreement, following a 30 day prior Communication to such breaching Party, which Communication shall state the nature of such alleged breach. Any termination of this Agreement shall not release the breaching party from liability for damages to any other Parties hereunder. Notwithstanding the foregoing, the Parties acknowledge that they are fiduciaries to each other within the scope of the terms of this Agreement, and fiduciary duties under California law of loyalty, disclosure and fair dealing between the Parties shall be applicable.

9.3      SURVIVAL OF RIGHTS AND REMEDIES

         The termination of this Agreement shall not prejudice or limit the rights and remedies of a Party arising out of or in connection with any antecedent breach of this Agreement (including a breach of representation and warranty).

9.4      PROVISIONS SURVIVING TERMINATION

         The following provision of this Agreement shall continue to apply notwithstanding the termination of this Agreement:

         (a)      clauses 8 (Indemnities) and 11 (Confidentiality); and

         (b) any other provision that expressly or by necessary implication survives termination of this Agreement.

10.      ASSIGNMENT AND ENCUMBRANCES

10.1     RIGHT OF ASSIGNMENT

         Subject to any limitations set forth in the Joint Operating Agreements and in clauses 10.2 and 10.3 below, the Parties may transfer or assign its rights or obligations under this Agreement and in the Participating Interests in whole or in part without the prior approval of each of the other Parties.

10.2     ASSIGNMENT TO AFFILIATES

         Each of Avenue and MEPS Party shall have the right to assign and transfer all or part of its rights and obligations under this Agreement to an Affiliate registered or with a branch in Turkey. Avenue or, as the case may be, MEPS, shall guarantee and hereby guarantees the performance of any such Affiliate to whom it assigns rights and obligations under this Agreement.

10.3     DEED OF ADHERENCE

         As a condition to any transfer of rights and obligations of a Party under this Agreement, the transferee must execute a deed by which it agrees to be bound by this Agreement.



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11.      CONFIDENTIALITY

11.1     DUTY OF CONFIDENCE

         Each Party shall, and shall cause its Affiliates to, keep confidential all of the terms of this Agreement and all written and/or electronically stored financial data and other proprietary and commercially sensitive information regarding the Participating Interests and the Joint Operations; provided, however, that this obligation of confidentiality shall not apply to any disclosure of information:

         (a) that is in or enters the public domain without a breach of a duty of confidentiality by the disclosing Person or was obtained from a third party having no confidentiality restriction to the Parties;

         (b) the disclosure of which is required of the disclosing Party or its Affiliate by law, regulation, legal process, or order of any court or governmental body having jurisdiction (including applicable State and Federal securities laws, rules and regulations in the USA) or pursuant to the regulations of any securities exchange upon which any of the Parties or its Affiliate is (or is to be) listed or its securities are (or are to be) traded;

         (c) to its Affiliates or a bona fide potential assignee of the disclosing Party, and to the employees, agents, consultants, bankers, financial and professional advisers of that Party, its Affiliate or any such bona fide potential assignee, provided that (i) they have a reasonable need to know the information and (ii) they are instructed and agree in writing to maintain this information confidential; or


         (d) by any Party or its Affiliates or any Person referred to in paragraph (c) above to whom Avenue has disclosed the same, to investors or targeted potential investors in any Party or its Affiliates or financial institutions or their advisors, in connection with a capital raising or the listing of equities or project financing or the like.

11.2     ANNOUNCEMENTS

         Any announcement or circular or other publicity relating to this Agreement or any termination hereof shall prior to its publication be approved in writing by each of the Parties as to its content, form and manner of publication (such approval not to be unreasonably withheld or delayed) save for any announcement, circular or other publicity required to be made or issued by any Party or its Affiliate pursuant to applicable State and Federal securities laws, rules and regulations in the USA or the regulations of any securities exchange upon which it is (or is to be) listed or its securities are (or are to be) traded. Save as permitted by the preceding sentence, no Party shall make any announcement or issue any circular or other publicity relating to this Agreement or any termination hereof, provided that such Party shall use its reasonable endeavours to provide a copy of such publicity five days prior to the making or issue thereof.

11.3     SURVIVAL

         The provisions of clauses 11.1 and 11.2 shall survive for a period of 2 years following termination of this Agreement.

12.      TAXES

12.1     GENERAL

         Expect as otherwise stated herein, any taxes and duties (other than VAT and stamp taxes applicable in the Republic of Turkey) or other levies payable in the Republic of Turkey as a direct result of the Assignment and Assumption Agreements or subsequent assignment of the interests in the Participating Interests pursuant to this Agreement (but excluding income, corporate or similar taxes assessed separately by reference to individual Parties) shall be paid by the Parties in proportion to their respective Participating Interests in the relevant Participating Interest being so assigned.

12.2     VAT

         Unless otherwise expressly stated in this Agreement, all amount expressed to be payable under this Agreement shall be inclusive of any applicable VAT.

12.3     STAMP TAX

         The receiving Party of any Participating Interest shall be liable for all stamp tax arising in the Republic of Turkey in connection with the execution of this Agreement (if any). SGC agree to cooperate, as reasonably required by Avenue, in relation to the determination of whether, and if so how much, such stamp tax is payable, and in relation to having stamp tax assessed in the Republic of Turkey.

13.      DEFAULT

         In the event that a Party defaults in the performance of any of its obligations under this Agreement, then the other Parties (or any of them) shall be entitled to rights and remedies available at law or equity (including damages and/or specific performance, as permitted by applicable law).

14.      NOTICES

14.1     MANNER OF SERVICE

         Any written communication or document, including process in any legal action or proceedings (a 'Communication') which any Party may desire to give or deliver in connection with this Agreement shall be delivered by hand or sent by fax or email to the addressee at its address or fax number or email address set out in clause 14.3. Any such notice sent by fax or email shall be confirmed in hard copy form by post or by hand, provided that a failure or delay in this regard shall not prevent the notice from having been effectively delivered upon receipt by the addressee of the relevant fax or email as stated below.

14.2     TIME OF NOTICE

         A Communication shall be deemed to have been given and received:

         (a)      if delivered by hand, at the time of delivery; or

         (b) if sent by fax, on the day following the day of acknowledgement by the addressee's facsimile receiving equipment of receipt of the entire Communication; or

         (c) if sent by email, on the day following the day of acknowledgement of the addressee's receipt of the email by confirmation back to the sender from the recipient in an electronic communication initiated by the recipient, but not otherwise.


14.3     ADDRESSES

         The current addresses, fax numbers and, where applicable, contact names of the Parties for the purposes of Communications are as follows:

         AME - on Behalf of SGC:
         ALADDIN MIDDLE EAST LTD.
         Attn: Mr Oyman Sayer and Cem Sayer

         Sogutozu Caddesi No:23
         Balgat-Ankara
         06520 Turkey
         Tel: +90.312.2871915 or 287 1988
         Fax:+90.312.2873357 or 287 5768
         Email: cemsayer@sayergroup.com

         Avenue:
         Attn: Mr Jonathan Herzog
         17547 Ventura Blvd., Suite 305
         Encino, CA 91316
         USA
         Tel: +818 465 1200
         Fax: +818 301 2708
         Email: jonathan.herzog@avenuegroupinc.com

         Copied to:
         Attn: Mr Levi Mochkin
         34-36 Punt Road,
         Windsor, Melbourne, Australia
         Tel: +(613) 9533 7800
         Fax:+(613) 9533 7900
         Email: Lm10itt@aol.com



         Copied to:

         Jeffrey E. Sultan, Esq.
         Jeffer, Mangels, Butler & Marmaro LLP
         Seventh Floor
         1900 Avenue of the Stars
         Los Angeles, California 90067-4308
         Tel: (310) 201-3515
         Fax: (310) 712-8515
         E-mail: jes@jmbm.com

         And to:
         Dr Jaap Poll
         45 Philip Road,
         Dalkeith, WA 6009
         Australia
         Tel: +61 8 9386 2045
         Fax: + 61 8 9386 2053
         Email: jaappoll@ozemail.com.au

         MEPS:
         Ken Fellowes
         Level 1, 107 Murray Street, Hobart
         Tasmania 7000, Australia
         Tel: +61 3 6231 1118
         Fax: +61 3 6231 5020
         Email: kjf@mepsltd.com

         A Party may change its address, fax number, email address or contact name for the purpose of Communications by serving notice on the other Parties in accordance with this clause.

14.4     PROOF OF SERVICE

         In proving service of a Communication, it shall be sufficient to prove that the envelope containing the Communication was properly addressed and delivered to the address shown thereon, or that fax transmission of the Communication was made after obtaining in person or by telephone appropriate evidence of the capacity of the addressee to receive the same, as the case may be.

15.      GENERAL

15.1     ENTIRE AGREEMENT

         This Agreement, together with the Joint Operating Agreements contemplated in clause 2.2.2 above, shall set forth the entire agreement and understanding between the Parties as to the subject matter thereof, and supersedes and cancels all prior negotiations, discussions, representations, agreements and understandings whether written or oral pertaining to such subject matter.

15.2     FURTHER ASSURANCES

         Each of the Parties shall do all such acts and execute and deliver all such documents as may be reasonable required in order to fully perform and carry out the terms of this Agreement.

15.3     SUCCESSORS AND ASSIGNS

         This Agreement shall be binding upon and shall inure to the benefit of each of the Parties and their respective successors and permitted assignees.

15.4     NO WAIVER

         No waiver by a Party of a failure or failures by any of the other Parties to perform any provision of this Agreement shall operate or be construed as a waiver in respect of any other or further failure whether of a like or different character or a waiver by any other Party. No failure or delay on the part of a Party in exercising any right, power or privilege hereunder and no course of dealing between that Party and any other Party shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein expressly provided are cumulative and not exclusive of any other rights or remedies which a Party would otherwise have at law or in equity or otherwise.

15.5     AMENDMENT

         Except where specifically provided, this Agreement may be amended only by an instrument in writing signed by duly authorised representatives of each of the Parties.

15.6     NO PARTNERSHIP OR AGENCY;

         (a) Nothing in this Agreement (or in any of the arrangements contemplated hereby) shall be deemed to constitute a partnership between the Parties or any of them, nor constitute any Party the agent of any other Party for any purpose. Notwithstanding the foregoing the parties acknowledge they are fiduciaries to each other and fiduciary duties under California law of loyalty, disclosure and fair dealing shall be applicable.

         (b) In addition, no Party shall without the written consent of each of the other Parties enter into contracts with third parties as agent for the Parties nor shall any Party describe itself as agent as aforesaid or in any way hold itself as being agents as aforesaid or as representing the Parties.

15.7     SEVERANCE

         If any of the provisions of this Agreement is finally determined to be, or becomes, invalid illegal or unenforceable, or if the actions or matters contemplated by any of the provisions of this Agreement are finally determined to be, or become, illegal, then such provisions shall, so far as invalid or unenforceable, be given no effect and shall be deemed not to be included in this Agreement, but without affecting or invalidating the remaining provisions of this Agreement. Notwithstanding the foregoing, the Parties shall thereupon negotiate in good faith in order to agree the terms of a mutually satisfactory provision achieving as nearly as possible the same commercial effect, to be substituted for the provision found to be invalid, illegal or unenforceable.

15.8     COSTS AND EXPENSES

         Each Party shall be responsible for all of the costs and expenses (including, without limitation, legal costs and expenses) incurred by that Party in connection with the preparation, negotiation and conclusion of this Agreement.

15.9     COUNTERPARTS

         This Agreement may be entered into in any number of counterparts, each of which when executed by one or more Parties shall be an original, but all the counterparts shall together constitute one and the same instrument.

15.10    GOVERNING LAW

         This Agreement shall be governed by and construed in accordance with the laws of the State of California, USA, excluding any provisions thereof, which would require the application of the laws of any other jurisdiction.

15.11    ARBITRATION

         (a) Any dispute arising out of or in connection with this Agreement, including any question regarding its existence, validity or termination, shall be referred to and finally resolved under the rules of the London Court of International Arbitration, which rules are deemed to be incorporated by reference into this clause.

         (b) The number of arbitrators shall be one (or three if the Parties mutually so agree).

         (c) The seat or legal place of arbitration shall be San Francisco, California, USA.

         (d) The language to be used in the arbitral proceedings shall be English.

         (e) The arbitrators' award may include compensatory damages against either Party, but under no circumstances shall the arbitrators be authorized to nor shall they award punitive damages or multiple damages against any Party.

(f) The Parties hereby exclude any right of application or appeal to any court, to the extent that they may validly so agree, and in particular in connection with any question of law arising during the course of the arbitration or out of the arbitration panel.

IN WITNESS WHEREOF the Parties have executed this Agreement as of the date above written

ALADDIN MIDDLE EAST LTD.
By:



/s/ Oyman Sayer
-------------------------------
Oyman Sayer

ERSAN PETROL SANAYII A.S.
By:


/s/ Oyman Sayer
-------------------------------
Oyman Sayer

TRANSMEDITERRANEAN OIL COMPANY LTD
By:


/s/ Oyman Sayer
-------------------------------
Oyman Sayer

GUNEY YILDIZI PETROL URETIM SONDAJ MUTEAHHITLIK ve TICARET A.S
By:


/s/ Oyman Sayer
-------------------------------
Oyman Sayer

AVENUE ENERGY INC.
By:


/s/ Jonathan Herzog
-------------------------------

                                  SCHEDULE 'A'
                          RETAINED EXPLORATION LICENSES
                             & ADMINISTRATION COSTS


------------------------------------------------------------------------------------------------------------------------------
US$0.10 /NET ACRE/ YEAR
------------------------------------------------------------------------------------------------------------------------------
No. of Petroleum   Petroleum    Licence    Licence           Post Farmin         Total AreaTotal Area   AVENUE     Licence
                                                                                                                    Admin
    District        District     Prefix    Number    Company Registered   % Held (Hectares)  (Acres)  Net (Acres)  Fee ($)
------------------------------------------------------------------------------------------------------------------------------
        X            SIIRT-      AR/AME     2759           AVENUE         50.00%
                     RUBAI
                                                             AME          50.00%
------------------------------------------------------------------------------------------------------------------------------
                                                                                   11,086    27,394     13,697      1,370
------------------------------------------------------------------------------------------------------------------------------
        X            SIIRT-     AR/AME-  2598,2599,        AVENUE         50.00%
                     RUBAI
                                  TMO     2600,2601          AME          50.00%
------------------------------------------------------------------------------------------------------------------------------
                                                                                  149,326    368,985    184,492     18,449
------------------------------------------------------------------------------------------------------------------------------
        X            SIIRT                                 AVENUE         50.00%
                    ARPATEPE
                                 AR/TMO     3118             AME          30.00%

                                                             TMO          20.00%
------------------------------------------------------------------------------------------------------------------------------
                                                                                   38,846    95,988     47,994      4,799
------------------------------------------------------------------------------------------------------------------------------
        X            SIIRT-                                AVENUE         50.00%
                     GERCUS

                                AR/EPS-   3749,3750          AME          40.00%

                                  GYP                        EPS          10.00%
------------------------------------------------------------------------------------------------------------------------------
                                                                                   99,328    245,439    122,720     12,272
------------------------------------------------------------------------------------------------------------------------------
       XI        DIYARBAKIR-KARAKIL SE                     AVENUE         15.00%

                                AR/AME-  2674,2677,          AME          80.00%

                                EPS-AVE     2678             EPS          5.00%
------------------------------------------------------------------------------------------------------------------------------
                                                                                  122,943    303,792    45,569      4,557
------------------------------------------------------------------------------------------------------------------------------
      XIII           HATAY-                                AVENUE         50.00%
                     KILIS

                                 AR/TMO     3786             AME          25.00%

                                                             TMO          25.00%
------------------------------------------------------------------------------------------------------------------------------
                                                                                   49,539    122,411    61,205      6,121
------------------------------------------------------------------------------------------------------------------------------


            TOTAL CONCESSIONS                12       TOTAL AREA (HEC. & ACRES)   471,068   1,164,009   475,677     47,568
------------------------------------------------------------------------------------------------------------------------------
                                                                                      AVENUE MONTHLY ACREAGE
                                                                                            ADMIN FEE               3,964
------------------------------------------------------------------------------------------------------------------------------
                                                                                                           PLUS VAT


PROSPECT NAME AND LICENSE NUMBERS                    RETAINED INTEREST ADMINISTRATION COST

Gercus (AR/AME-EPS-AVE/3749, 3750)                            50%               $1,023
Rubai (AR/AME-AVE/2759, 2598, 2599, 2600 and 2601             50%               $1,652
Kilis (AR/AME-TMO-AVE/3786)                                   50%               $510
Arpatepe (AR/AME-TMO-AVE/3118)                                50%               $400
Karakilise (AR/AME-EPS-AVE/2674, 2677 and 2678                15%               $380

                                                                                (Plus VAT)

                                  SCHEDULE 'B'
                         OPERATING AGREEMENT AGREED FORM

                              Intentionally Omitted

                                  SCHEDULE 'C'
                      RELINQUISHED PARTICIPATING INTERESTS

                                                     Interest Relinquished
License Number                                             By Avenue

AR/AME-EPS-GYP/3612                                 All   (50% Net Interest)
AR/AME-TMO/2260                                     All   (50% Net Interest)
AR/AME-AVE/3254                                     All   (50% Net Interest)
AR/AME-EPS-AVE/2674, 2677 and 2678                  70% (35% Net Interest)

                                  SCHEDULE 'D'
                             ACCOUNTING SPREADSHEET

                           AVENUE'S OUTSTANDING DEBTS

  1  PARTICIPATION AGREEMENT: [i]                                          $64,780

  2  REPRESENTATYON SERVICES AGREEMENT:  [ii]                              $70,800

                                                                                     TOTAL W/out
  3  KARAKILISE JOINT OPERATING AGREEMENT:                                            Workover         REDUCTION to 15%

     Operating Expenses for Karakilise-1[iii]:                            $588,829

     Breakdown:                              Operating Expenses:          $440,939
                                             Electrification:              $55,285
                                             Workover: [iv]               $165,981
     Sub-Total:                                                           $662,205
     Less Crude Oil Revenues:                                            -$110,018
     Sub-Total:                                                           $552,187
     Indirect Charges:                                                     $36,642
     TOTAL:                                                               $588,829
     TOTAL W/OUT WORKOVER:                                                $422,848                                 $126,854

     Karakilise-2 Expropriation Fee:                                       $20,911                                   $6,273
     Karakilise-2 Crop Damages Fee:                                        $10,000                                   $3,000

  4  OTHER BRANCH EXPENSES:
     Scout Meeting:                                                         $3,900
     License Registration Fees:                                            $22,000

                                  TOTAL                                   $781,220         $615,239                $297,608

     ----------------
     [i] As of the end of September 30, 2004
     [ii] As of the end of September 30, 2004
     [iii] Refers to Avenue's 50% share only as of the end of August 2004 [iv] SGC accepts to forego this workover charge